EXHIBIT 11.1

           SUNRISE INTERNATIONAL LEASING CORPORATION AND SUBSIDIARIES

                         PER SHARE EARNINGS COMPUTATIONS

                                               Three Months Ended             Nine Months Ended
                                               December 31, 1999              December 31, 1999
                                          --------------------------      --------------------------
                                              1999           1998             1999           1998
                                          -----------     ----------      -----------     ----------

Basic Earnings Per Share:

   Weighted average number of
     common shares outstanding             6,634,000       7,585,000       7,050,000       7,736,000
                                          ==========      ==========      ==========      ==========

       Net income                         $  356,000      $  941,000      $2,275,000      $2,444,000
                                          ==========      ==========      ==========      ==========
       Net income per common and
         common equivalent share          $     0.05      $     0.12      $     0.32      $     0.32
                                          ==========      ==========      ==========      ==========

Diluted Earnings Per Share:

   Weighted average number of              6,634,000       7,585,000       7,050,000       7,736,000
   Common stock equivalents
     from assumed exercise of
     options and warrants                    507,000          40,000         403,000          31,000
                                          ----------      ----------      ----------      ----------
       Total shares                        7,141,000       7,625,000       7,453,000       7,767,000
                                          ==========      ==========      ==========      ==========

       Net income                         $  356,000      $  941,000      $2,275,000      $2,444,000
                                          ==========      ==========      ==========      ==========

       Net income per common
         and common equivalent share      $     0.05      $     0.12      $     0.31      $     0.31
                                          ==========      ==========      ==========      ==========

Net income per common and common equivalent share is computed using the weighted average number of shares outstanding during each period.